UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2018

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01    Entry Into a Material Definitive Agreement.

Under the terms of the existing Loan and Security Agreement dated as of December 21, 2017 (as amended, the “Loan Agreement”), by and among Par Petroleum, LLC, a Delaware limited liability company, Par Hawaii, Inc., a Hawaii corporation, Mid Pac Petroleum, LLC, a Hawaii limited liability company, Hermes Consolidated, LLC, a Delaware limited liability company, Wyoming Pipeline Company LLC, a Wyoming limited liability company, and HIE Retail, LLC, a Hawaii limited liability company (collectively, the “Borrowers”), certain subsidiaries of Borrowers named as guarantors therein, each lender from time to time party thereto, and Bank of America, N.A., as administrative agent and collateral agent (“Administrative Agent”), the Borrowers requested an increase in the aggregate revolving commitments thereunder from $75,000,000 to $85,000,000.

On July 24, 2018, the Borrowers, Administrative Agent, and American Savings Bank FSB (the “Incremental Lender”), effectuated the requested commitment increase by entering into an Increase Agreement, whereby, among other things, the Incremental Lender became a lender under the Loan Agreement with an initial revolving commitment of $10,000,000.

The foregoing description of the Increase Agreement is qualified in its entirety by reference to the Increase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the Increase Agreement is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1 Increase Agreement dated July 24, 2018.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated: July 26, 2018	/s/ James Matthew Vaughn
James Matthew Vaughn Senior Vice President and General Counsel

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